EXHIBIT 10.15





March 21, 1996



Jack Golsen
1299 Glenbrook Terrace
Oklahoma City, Oklahoma 73116

     RE: Employment Agreement and Amendment to Severance Agreement dated January 17, 1989

Dear Jack:

     The Board of Directors of LSB Industries, Inc. ("LSB" or "the Company") has considered and recognizes the long standing contribution that you have made to LSB and its subsidiaries as LSB's founder, president and Chairman of the Board. We have considered and reviewed your invaluable contributions to the Company in these various roles and your future value to LSB. In recognition of your contributions and importance to the Company, it is our purpose and goal to encourage you to always make your services available to LSB. To that end, we have met and agree to the following Agreement ("Agreement"). If you accept these terms and agree to the following, please sign and return the enclosed copy of this letter.

     WHEREAS the services, knowledge and contributions of Jack E. Golsen are considered of utmost value to LSB; and

     WHEREAS, the Board of Directors desires to induce Jack E. Golsen to continue to make his services and knowledge available to LSB.

     NOW, THEREFORE, LSB Industries, Inc. hereby agrees to provide the following compensation and benefits to Jack E. Golsen ("Golsen") for the term set forth below:

1. Term. This Agreement shall commence immediately and shall continue for three years ("the Initial Three Year Term"). At the end of the Initial Three Year Term, this Agreement shall automatically extend for an additional three year period (the "Second Three Year Term") unless terminated by either party by the giving of written notice at least one
     (1) year prior to the termination of the Initial Three Year Term. At the end of the Second Three Year Term, this Agreement shall automatically extend for an additional three year period unless terminated by either party by the giving of written notice at least one
     (1) year prior to the termination of the Second Three Year Term (the "Third Three Year Term"). The Initial Three Year Term, Second Three Year Term, and Third Three Year Term shall collectively be referred to as the "Term".

2.   Position and Duties.

     a. The Company agrees to employ Golsen, and Golsen agrees to such employment, as an Executive Officer of the Company or such other position as is acceptable to Golsen in writing. For purposes of this Agreement, "Board Chairman" or "Chairman of the Executive Committee" shall be considered an Executive Officer. Golsen's authority and duties shall be at least commensurate in all material respects with the most significant of those exercised by Golsen during the 12-month period immediately preceding the date of this Agreement. Golsen's duties and services shall be performed at the location where he was employed by the Company immediately preceding the date of this Agreement or any other office or location satisfactory to Golsen.

     b. Excluding any periods of vacation and sick leave to which Golsen is entitled, Golsen agrees to devote reasonable attention and time to the business and affairs of the Company and, to the extent necessary and consistent with Section 2.a. above, to discharge the responsibilities assigned to him hereunder, to use reasonable efforts to perform faithfully and efficiently such responsibilities. It shall not be a violation of this Agreement for Golsen to (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach at educational institutes, and (iii) manage personal investments, so long as such activities do not significantly interfere with the performance of Golsen's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that, to the extent that any such activities have been conducted by Golsen prior to the date of this Agreement, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the date of this Agreement shall not thereafter be deemed to interfere with the performance of Golsen's responsibilities to the Company.

3.   Compensation and Benefits.

     a. Base Salary. The Company shall pay to Golsen an annual base salary at his 1995 base rate of salary as such may be adjusted from time to time by the Compensation Committee of the Board of Directors of the Company, but such shall never be adjusted to an amount less than Golsen's 1995 base salary ("Annual Base Salary"), payable in equal bi-weekly installments, less appropriate withholdings and deductions, in accordance with the Company's customary payroll practices.

     b. Bonus. In addition to the Golsen's Annual Base Salary, as adjusted, the Company shall pay to Golsen an annual bonus ("Bonus") as may be determined by the Compensation Committee of the Board of Directors of LSB from time to time.

     c.   Benefits.

          (1) Golsen shall be eligible for such employee benefits and participation in employee benefit plans as are generally made available to other employees of the Company, subject to the terms and conditions of such benefits and plans and as such benefits and plans may be changed by the Company from time to time in its sole discretion. Such benefits in existence as of the date hereof are as follows:

               (a)  Group medical insurance coverage.

               (b)  Group life insurance coverage.

          (2) In addition, Golsen shall be eligible to participate in and be provided the following individual benefits at a minimum:

               (a) Stock options as granted from time to time by the Company's Board of Directors or the Stock Option Committee of the Board of Directors.

               (b) Death benefit package as set forth in the agreement between Golsen and the Company dated April 1, 1981 and amended March 1, 1993, as hereafter amended, modified or renewed.

               (c) Split dollar life insurance in an amount approved by the Compensation Committee of the Board of Directors of LSB, but no less than $3,000,000.

               (d) Severance Agreement, dated January 17, 1989, between Golsen and the Company, as amended, modified or renewed and attached hereto (the "Severance
                    Agreement"), except that the Severance Agreement is hereby amended as follows:

                    i) Subsection 1.2 of the Severance Agreement is hereby amended to read, in its entirety, as follows:

     "1.2 The "Change of Control Period" is the period commencing on the date hereof and ending on the third anniversary of such; provided, however, that commencing on the date one year after the date hereof, and on each annual anniversary of such date (the date one year after the date hereof and each annual anniversary of such date, is hereinafter referred to as the "Renewal Date"), the Change of Control Period shall be automatically extended so as to terminate three (3) years from such Renewal Date, unless at least one (1) year prior to the Renewal Date the Company shall give notice that the change of Control Period shall not be so extended."

                    ii)  Subsection 3.2 "Cause" of the Severance
                         Agreement is hereby amended to read, in its entirety, as follows:

     "3.2 Cause.  The Company may terminate Golsen's employment for "Cause".
          For purposes of this Agreement, termination of Golsen's employment by the Company for "Cause" shall mean termination for one of the following reasons:

          "a. the ultimate conviction (after all appeals have been decided) of Golsen of a felony involving moral turpitude by a federal or state court of competent jurisdiction; or

          "b. if Golsen's serious willful gross misconduct or willful gross neglect of his duties as set forth herein has resulted in material damage to the Company and its subsidiaries, taken as a whole; provided that (i) no action or failure to act by Golsen will constitute a reason for termination if Golsen believed in good faith that such action or failure to act was in the Company's or its subsidiaries' best interest, and (ii) failure of Golsen to perform his duties hereunder due to Disability shall not be considered willful gross misconduct or willful gross negligence of duties for any purpose."

                    iii) The Severance Agreement, as amended by this
                         Section 3c(2)(d), shall remain in full force and effect.

               (e) The Board hereby agrees that Golsen may, at his option, purchase any life insurance policies in effect on his life for an amount equal to the net cash value of such insurance. The policy funding the benefit of 3c(2)(b) of this letter shall be excepted from this option.

     d. Expenses. The Company shall pay directly, or reimburse Golsen, for any reasonable and necessary expenses and costs incurred by Golsen in connection with or arising out of the performance of Golsen's duties hereunder, provided that such expenses and costs shall be paid or reimbursed subject to such rules, regulations, and policies of the Company as established from time to time by the Company. In the event that Golsen incurs legal fees and expenses to enforce this Agreement, the Company shall reimburse Golsen such fees and expenses in full.

     e. Fringe Benefits. Golsen shall be entitled to all fringe benefits, including but not limited to vacation, in accordance with the most favorable plans, practices, programs and policies of the Company during the 12-month period immediately preceding the date of this Agreement, or, if more favorable to Golsen, as in effect at any time thereafter with respect to other key management employees of the Company.

     f. Effect of Increases. Any increase in Annual Base Salary, Bonus or any other benefit or perquisite described in this Agreement shall in no way diminish any obligation of the Company under this Agreement.

     Nothing in this Agreement shall prevent or limit Golsen's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by LSB or any of its affiliated companies and for which Golsen may qualify, nor shall anything herein limit or otherwise affect such rights as Golsen may have under any stock option or other agreement with LSB or any of its affiliated companies.

4. Termination. During the term of this Agreement, the Company may terminate Golsen's employment only for one of the following reasons:

     a. the ultimate conviction (after all appeals have been decided) of Golsen of a felony involving moral turpitude by a federal or state court of competent jurisdiction; or

     b. if Golsen's serious willful gross misconduct or willful gross neglect of duties has resulted in material damage to the Company and its subsidiaries taken as a whole; provided that (i) no action or failure to act by Golsen will constitute a reason for termination if Golsen believed in good faith that such action or failure to act was in the Company's or its subsidiaries' best interest and (ii) failure of Golsen to perform his duties hereunder due to a disability shall not be considered willful gross misconduct or willful gross neglect of duties for any purpose; or

     c.   Golsen's death.

     Without in any way limiting any of Golsen's other rights or remedies, at law or in equity, which rights and remedies shall be cumulative, and subject to Section 7 hereof, in the event that Golsen's employment under this Agreement is terminated for any reason:

     d.   the Company shall pay to Golsen:

          (1) in a lump sum cash payment on the date of Golsen's termination of employment, to the extent not therefor paid, the balance of Golsen's Annual Base Salary through the date of termination; and

          (2) in the event that Golsen's employment is terminated for any reason, other than under subparagraphs a or b of paragraph 1 of this Section 4 or Disability under Section 5 hereof, the Company shall provide, at the Company's sole cost and expense, to Golsen and/or Golsen's family or estate, in a lump sum cash payment on the date of Golsen's termination of employment, a sum equal to the amount of the Annual Base Salary being paid to Golsen at the time of such termination and the amount of the Bonus paid to Golsen for the last fiscal year prior to such termination in which Golsen received a Bonus times (i) the number of years remaining in the Initial Three Year Term or the Second Three Year Term or the Third Three Year Term, whichever is applicable at the time of termination, or (ii) four (4) if the termination occurs during the last twelve (12) months of the Initial Three Year Term or the Second Three Year Term, whichever is applicable at the time of termination. For this purposes of this subparagraph (2), a partial year shall be considered a full year. In the event that Golsen becomes disabled, the Company agrees to pay him pursuant to Section 5 hereof.

     e. In the event that Golsen's employment is terminated for any reason, other than under subparagraphs a or b of paragraph 1 of this Section 4 or Disability under Section 5, the Company shall provide at the Company's sole cost and expense, to Golsen and/or Golsen's family or estate all of the fringe benefits, benefits, and individual benefits described in Section 3 hereof as though Golsen's employment had not been terminated, including, but not limited to, health, disability and life insurance, in accordance with the most favorable plans, practices, programs or policies of the Company during the remainder of the Initial Three Year Term or the Second Three Year Term or the Third Three Year Term, whichever is applicable at the time of such termination (unless such termination occurred during the last twelve (12) months of the Initial Three Year Term or the Second Three Year Term, whichever is applicable at the time of such termination, then for the remainder of the term in which such termination occurred and for the full extension period that follows such termination. In the event that Golsen becomes disabled, the Company agrees to pay him pursuant to Section 5 hereof.

     f. Golsen shall not be deemed to have been terminated by the Company pursuant to the terms of Section 4 hereof unless and until there shall have been delivered to Golsen a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths (3/4ths) of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to Golsen and an opportunity for Golsen, together with Golsen's counsel, to be heard before the Board ), finding that in the good faith opinion of the Board, Golsen was guilty of conduct set forth in Section 4a or 4b above and specifying the particulars thereof in detail.

5. Disability. If Golsen shall be mentally or physically disabled from properly performing his duties and responsibilities hereunder for a period of twelve consecutive months within any two-year period, all as determined by the Board in good faith and supported by medical evidence, the Company shall pay and provide Golsen any salary bonus or benefits remaining under the Initial Three Year Term of this Agreement or any extension thereof. In addition, in the event of disability, after such payments, the Company shall pay to Golsen annually 60% of his Present Base Salary until his death. This provision shall be deemed to survive the termination of this Agreement and the termination of Golsen's employment under this Agreement.

6. Successors. This Agreement shall inure to the benefit of Golsen and Golsen's heirs and assigns. This Agreement shall inure to the benefit of and be binding upon the Company and its successors (including any purchaser of the assets of the Company). In the event of a Change of Control (as defined in the Severance Agreement) of the Company, any parent company or successor shall, in the case of a successor, by an agreement in form and substance satisfactory to Golsen, expressly assume and agree to perform this Agreement in writing prior to such change in control and, in the case of a parent company, by an agreement in form and substance satisfactory to Golsen, guarantee and agree to cause the performance of this Agreement, in each case, in the same manner and to the same extent as the Company would be required to perform if no Change of Control had taken place.

7. Coordination with other Agreements. In the event that the Severance Agreement and this Agreement are both in effect, the provisions of this Agreement shall apply and be controlling in all respects; except, in the event that there is a Change in Control (as defined in the Severance Agreement) and if (i) within 24 months after the Control Date (as defined in the Severance Agreement), the Company shall terminate Golsen's employment, other than for Cause (as defined in the Severance Agreement) or (ii) within 24 months after the Control Date (as defined in the Severance Agreement), Golsen shall terminate his employment with the Company for Good Reason (as defined in the Severance Agreement), then, in such event, the Severance Agreement shall apply and be controlling in all respects and this Agreement shall terminate. Notwithstanding the foregoing, the Disability provisions of this Agreement shall apply in all cases.

8. Governing Law, Severability. This Agreement shall be governed by the laws of Oklahoma. It constitutes the entire agreement among the parties. Should any provision of this Agreement be unenforceable or prohibited by an applicable law, this Agreement shall be considered divisible as to such provision which shall be inoperative, and the remainder of this Agreement shall be valid and binding as though such provision were not included herein. All amendments hereto shall be in writing and be valid only if executed by both parties.

9. Notice. Any and all notices to be required or permitted to be in writing and shall be delivered to the party to receive the same by U.S. certified mail, return receipt requested, addressed to the following:

          Company:       LSB Industries, Inc.
                         P.O. Box 754
                         Oklahoma City, OK  73101

          Golsen:        Jack E. Golsen
                         1299 Glenbrook Terrace
                         Oklahoma City, OK  73116

or to such other address as a party shall from time to time advise the other party. Any notice given under this Agreement shall be effective, if sent by mail, on the date of placing the same in the United States mail, the date of such delivery.

     On behalf of LSB Industries, Inc., the Compensation Committee of the Board of Directors of the Company approved this Agreement on the 21st day of March, 1996, and the Board of Directors of the Company approved this Agreement and the execution, delivery and performance of this Agreement by the Company on the 21st day of March, 1996. This Agreement is executed and effective on this 21st day of March, 1996.

                              LSB INDUSTRIES, INC.



                              By: _______________________________
                              Title: Senior Vice President


     I hereby agree to this Agreement effective this _____ day of _____________, 1996.


                              ___________________________________
                              Jack E. Golsen


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